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                                                                    Exhibit 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of and incorporation by reference of our report and to all references to our Firm included in or made a part of this Amkor Technology, Inc. current report on Form 8-K and any offering memorandum, prospectus or registration statement that includes or incorporates by reference that Form 8-K and into the Company's previously filed Form S-8 Registration Statements File Numbers 333-62891 and 333-86161 and Form S-3 Registration Statement File Number 333-39642.

/s/ Siana Carr and O'Connor, LLP
--------------------------------
Siana Carr and O'Connor, LLP


Paoli, PA
February 13, 2001